                               Exhibit 11
                             (Page 1 of 2)

                  COMPUTATION OF NET INCOME PER COMMON SHARE *
                   (in thousands - except per share amounts)

                                                Three months
                                             ended September 30,

                                               1996       1995
                                               ----       ----


COMPONENTS OF PRIMARY NET INCOME
 PER COMMON SHARE:


  Net income.........................      $ 18,007    $ 15,533
                                           ========    ========



  Average common shares outstanding

    during the period................        43,149      43,042

  Average treasury shares held

    during the period................        (1,822)     (1,270)

  Common shares issuable with
    respect to common equivalents
    for stock options................           926         666
                                            -------     -------

  Average common and common
    equivalent shares outstanding....        42,253      42,438
                                             ======      ======



  Primary earnings per share:

    Net income.......................        $ 0.43      $ 0.37
                                             ======      ======


      * - Fiscal 1996 share and per share amounts have been restated to reflect a two-for-one stock split which was effective February 5, 1996.

                                  Exhibit 11
                                 (Page 2 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE*
                   (in thousands - except per share amounts)

                                                Three months
                                             ended September 30,

                                               1996       1995
                                             -------     -------
COMPONENTS OF FULLY DILUTED NET INCOME
 PER COMMON SHARE:


  Net income.........................      $ 18,007    $ 15,533
                                           ========    ========



  Average common shares outstanding
    during the period................        43,149      43,042

  Average treasury shares held
    during the period................        (1,822)     (1,270)

  Common shares issuable with
    respect to common equivalents
    for stock options................         1,020         718
                                             ------     -------

  Average common and common
    equivalent shares outstanding....        42,347      42,490
                                             ======      ======



  Fully diluted earnings per share:

    Net income.......................        $ 0.43      $ 0.37
                                             ======      ======


      * - Fiscal 1996 share and per share amounts have been restated to reflect a two-for-one stock split which was effective February 5, 1996.


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